Exhibit 4.55

No. __	CUSIP: __________

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO A “NON-U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM  AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TOWER SEMICONDUCTOR LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS WARRANT IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

GLOBAL WARRANT

SERIES J

REPRESENTING WARRANTS TO PURCHASE ORDINARY SHARES
EXPIRING JUNE 30, 2015

This certifies that CEDE & CO., or its registered assigns, is the registered owner of the number of Warrants set forth on Schedule A hereto, each expiring June 30, 2015, and each of which entitles the registered owner thereof (the “Warrantholder”) to purchase, subject to certain conditions set forth below, from TOWER SEMICONDUCTOR LTD., a company formed under the laws of Israel (the “Company”), one Ordinary Share, par value NIS 1.00 per share, of the Company at the purchase price of $1.70 per Ordinary Share (the “Exercise Price”), subject to adjustment as provided in the Warrant Agreement hereinafter referred to.

The Warrants evidenced by this Global Warrant are issued under and in accordance with the Warrant Agreement, dated as of July 15, 2010 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, and the Registration Rights Agreement, dated of even date therewith (the “Registration Rights Agreement”), among the Company and the warrantholders party thereto, and are subject to the terms and provisions contained therein, to all of which terms and provisions the beneficial owners of the Warrants, the entities through which such beneficial owners hold their beneficial interests in the Warrants and the holder of this Global Warrant consent by acceptance of this Global Warrant and which Warrant Agreement and Registration Rights Agreement are hereby incorporated by reference in and made a part of this Global Warrant.

Reference is hereby made to the Warrant Agreement and the Registration Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Warrantholders.  The summary of the terms of the Warrant Agreement and the Registration Rights Agreement contained in this Global Warrant is qualified in its entirety by express reference to such agreements.  All capitalized terms used but not defined in this Global Warrant shall have the meanings assigned to them in the Warrant Agreement.

As provided in the Warrant Agreement, and subject to the terms and conditions set forth therein, the Warrants shall be exercisable at any time during the period commencing on the day after the date of the Warrant Agreement and ending at 5:00 p.m., New York time, on June 30, 2015 (the “Expiration Date”); provided, however, subject to Section 2.06 of the Warrant Agreement, a Warrant will be automatically exercised pursuant to Section 2.01 for the benefit of the Warrantholder on the Expiration Date, if such Warrant is not exercised by the Warrantholder prior to 5:00 p.m. New York time on the Expiration Date, if any Ordinary Shares are deliverable to the Warrantholder as a result of the Net Issue Exercise Calculation (after giving effect to Section 2.04).  If the Expiration Date shall not be a Business Day, then a Warrant may be exercised on the next succeeding Business Day.

Whenever some but not all of the Warrants represented hereby are exercised in accordance with the Warrant Agreement, this Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent who shall cause an adjustment to be made to Schedule A hereto so that the number of Warrants represented hereby will be equal to the number of Warrants theretofore represented by this Global Warrant less the number of Warrants then exercised.  The Warrant Agent shall thereafter return this Global Warrant to such Warrantholder.

The Exercise Price and the number of Ordinary Shares purchasable upon exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.  If, as described in Section 3.05 of the Warrant Agreement, the Company reclassifies or changes the Ordinary Shares purchasable upon exercise, or consolidates with, merges with or into, any person, each Warrant shall, after such reclassification, change, consolidation or merger, entitle the holder thereof to receive, upon exercise, only the kind and amount of shares and/or other securities receivable upon such reclassification, change, consolidation or merger by a holder of the number of Ordinary Shares into which such Warrant was exercisable prior to such event.  The Exercise Price for the shares and/or other securities so issuable shall be an amount equal to the Exercise Price per Ordinary Share immediately prior to such event.

Subject to the provisions of Article IV of the Warrant Agreement, each Warrantholder shall have the right, upon a Change of Control or a Termination of Trading and at such Warrantholder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such holder’s Warrants not theretofore called for repurchase, or any portion of Warrants held by such Warrantholder on the date that is 30 days after the date of the Change of Control Notice at a purchase price equal to the Repurchase Price.  Except as provided in Section 4.01(b) of the Warrant Agreement, the Repurchase Price may be paid in cash or, at the option of the Company and subject to the fulfillment by the Company of the conditions set forth Section 4.02 of the Warrant Agreement, by delivery of the number of Ordinary Shares, valued at 97% of the Market Price of such shares, equal to the Repurchase Price.

As to any fraction of a share which the same holder of one or more Warrants would otherwise be entitled to purchase upon exercise thereof in the same transaction, the Company shall round up to the next whole share the number of Ordinary Shares to be issued to the holder upon exercise of its Warrant or Warrants.

The Company covenants that it will at all times through 5:00 p.m. New York time on the Expiration Date (or, if the Expiration Date shall not be a Business Day, then on the next-succeeding Business Day) reserve and keep available out of its authorized but unissued shares or shares held in treasury or a combination thereof of Ordinary Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of Ordinary Shares then issuable if all outstanding Warrants then exercisable were to be exercised.  The Company covenants that all Ordinary Shares that shall be so issuable shall be duly and validly issued and fully paid and non-assessable.

The initial issuance of certificates representing Ordinary Shares upon the exercise of Warrants shall be made without charge to the exercising Warrantholders for any tax in respect of the issuance of such stock certificates, and such stock certificates shall be issued in the respective names of, or in such names as may be directed by, the registered holders of the Warrants exercised; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause to be filed as soon as practicable, and in any event no later than 45 days after the the date of initial issuance of the Warrants (the “Closing Date”), a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (as defined in the Registration Rights Agreement), pursuant to Rule 415 or any similar rule that may be adopted by the Commission (the “Shelf Registration”).  The Company has agreed under the Registration Rights Agreement to use its commercially reasonable efforts to cause the Shelf Registration to be, to become or to be declared effective by the Commission within 105 days after the Closing Date and to keep such Shelf Registration continuously effective for the period specified in the Registration Rights Agreement.  Pursuant to the Registration Rights Agreement, the Company shall promptly supplement or make amendments to the Shelf Registration, as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company shall furnish to the holders of the Registrable Securities copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

As provided in the Warrant Agreement and the Registration Rights Agreement, the Warrantholders have additional rights and duties with respect to the registration of the Warrants and Ordinary Shares.  In connection with the Shelf Registration, Warrantholders and certain other persons have the right to be indemnified and held harmless by the Company under certain circumstances in connection with certain losses, claims, damages or liabilities, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise.  The Company also is required to follow certain procedures as directed by the Warrantholders in connection with the registration of the Warrants and the Ordinary Shares.  A Warrantholder will be required to indemnify and hold the Company and certain other persons harmless in certain circumstances in connection with written information furnished to the Company by or on behalf such Warrantholder specifically for use in any registration statement, or any preliminary or final or summary Prospectus contained therein or any amendment or supplement thereto.

By its acceptance of any Warrant represented by a Warrant Certificate bearing the Warrant Private Placement Legend, each holder and beneficial owner of an interest in such a Warrant acknowledges the restrictions on transfer of such a Warrant set forth in the Warrant Private Placement Legend and agrees that it will transfer such a Warrant only in accordance with the Warrant Private Placement Legend.

In connection with any transfer of a Warrant represented by a Warrant Certificate bearing the Warrant Private Placement Legend, each Warrantholder agrees to deliver to the Company:

(i)           if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A) in accordance with Rule 144A, pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction to a person other than a U.S. Person (as such term is defined in Regulation S) (a “non-U.S. Person”) in compliance with Regulation S, a certification to that effect from the transferee or transferor (in substantially the form attached to the Warrant Agreement); or

(ii)           if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form attached to the Warrant Agreement) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act;

provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certificates or opinions (collectively, “Warrant Transfer Certifications”).  In addition, such Warrantholder shall deliver any opinions that may be required by the Warrant Agreement in connection with such transfer.

Upon the registration of transfer or exchange of or substitution for a Warrant represented by a Warrant Certificate not bearing the Warrant Private Placement Legend, the Warrant Agent shall deliver a Warrant Certificate or Warrant Certificates that do not bear the Warrant Private Placement Legend.  Upon the registration of transfer or exchange of or substitution for a Warrant represented by a Warrant Certificate bearing the Warrant Private Placement Legend, the Warrant Agent shall deliver a Warrant Certificate or Warrant Certificates bearing the Warrant Private Placement Legend, unless such legend may be removed from such Warrant Certificate in accordance with the terms of the Warrant Agreement.  Upon provision of Warrant Transfer Certifications, the Warrant Agent, at the direction of the Company, shall countersign and deliver in exchange or substitution for the Warrant Certificate representing Warrants to be transferred or exchanged or substituted for, a Warrant Certificate or Warrant Certificates (representing, in the aggregate, the same number of Warrants) without such legend if and to the extent such Warrants to be transferred or exchanged or substituted for are no longer “restricted securities” within the meaning of Rule 144.  If the Warrant Private Placement Legend has been removed from a Warrant Certificate, as provided above, no other Warrant Certificate issued in exchange for all or any part of such Warrant Certificate shall bear such legend, unless the Company has reasonable cause to believe that the Warrants represented by such other Warrant Certificate represent “restricted securities” within the meaning of Rule 144 and instructs the Warrant Agent in writing to cause a legend to appear thereon.

So long as this Global Warrant is registered in the name of the Depositary or its nominee, Agent Members shall have no rights under the Warrant Agreement with respect to this Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes.  Accordingly, any such owner’s beneficial interest in this Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members.  Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing exercise of the rights of a Warrantholder.  Any holder of this Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in this Global Warrant may be effected only through a book-entry system maintained by the holder of this Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book entry form.

Transfers of this Global Warrant shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees.  Interests of beneficial owners in this Global Warrant will be transferred in accordance with the rules and procedures of the Depositary.

This Global Warrant shall be exchanged for Certificated Warrants in the event that (i) the Depositary (x) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (y) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days, (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days, or (iii) the Company in its sole discretion determines that this Global Warrant (in whole but not in part) should be exchanged for Certificated Warrants and delivers a written notice to such effect to the Warrant Agent.  In any such event, this Global Warrant shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in this Global Warrant, Certificated Warrants representing, in the aggregate, the number of Warrants theretofore represented by this Global Warrant with respect to such beneficial owner’s respective beneficial interest.

The holder of this Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant or the Warrant Agreement.

Prior to the exercise of the Warrants represented hereby, the holder of this Global Warrant shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention:  Reorganization Department

THE WARRANT AGREEMENT AND THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

[Signature page follows]

This Warrant shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: _____________________, 2010

TOWER SEMICONDUCTOR LTD.

By:
Name: Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Warrant Agent

By:
Name: Title:

SCHEDULE A TO GLOBAL WARRANT

The initial number of Warrants represented by this Global Warrant is 21,888,679.  The following decreases in the number of Warrants represented by this Global Warrant have been made as a result of the exercise of certain Warrants represented by this Global Warrant:

Date of Exercise of Warrants	Number of Warrants Exercised	Total Number of Warrants Represented Hereby Following Such Exercise	Notation Made by Warrant Agent

EXERCISE FORM FOR BENEFICIAL OWNERS OF INTERESTS IN GLOBAL WARRANT
(To be executed by DTC participant or other authorized person upon exercise of Warrant)

The undersigned irrevocably elects to exercise the right, represented by ____________ of the Warrants evidenced by this Global Warrant, to purchase ordinary shares, par value NIS 1.00 per share, of Tower Semiconductor Ltd. (“Ordinary Shares”) at the exercise price and on the terms and conditions specified in this Global Warrant and the Warrant Agreement referred to herein and in accordance with the procedures of The Depository Trust Company (“DTC”).  The undersigned has full right to exercise the number of Warrants exercised herein and surrenders all of its right, title and interest in the number of Warrants exercised herein to Tower Semiconductor Ltd., and directs that the Ordinary Shares or other securities or property deliverable upon the exercise of such Warrants, and any Warrant Certificates or interests in this Global Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Dated: ____________________	______________________________________
(Signature of DTC participant or other authorized person)

______________________________________
(Street Address)

______________________________________
(City, State and Zip Code)

Signature Guaranteed By:

______________________________________

INFORMATION REGARDING SUBMISSION OF EXERCISE FORM:

Name of Direct Participant in DTC (or other person delivering this form if not a Direct Participant):  _______________________________________________________
Address: ________________________________________________________________
Contact Name: ____________________________________________________________
Telephone:  ______________________________________________________________
Fax: ____________________________________________________________________
Account from which Warrants are being delivered:  ________________________________
DTC Account Number:  _____________________________________________________
Account to which shares are to be credited (if applicable): ___________________________
Social Security Number or Taxpayer Identification Number (if applicable):  _______________
Name of Beneficial Holder of Warrants: _________________________________________

SECURITIES AND/OR PAYMENT TO BE ISSUED TO (IF OTHER THAN THE PERSON SUBMITTING THIS EXERCISE FORM):

IF IN CERTIFICATED FORM:
Social Security Number or TIN: ___________________________________________
Name: ______________________________________________________________
Street Address: _______________________________________________________
City, State and Zip Code: ________________________________________________

IF IN BOOK-ENTRY FORM THROUGH DTC:
Name of Direct Participant in the DTC:______________________________________
Contact name and telephone number: ______________________________________
Account Number: _____________________________________________________
Account Name: _______________________________________________________

FORM OF ASSIGNMENT

To assign this Warrant, fill in the form below:  (I) or (we) assign and transfer this Warrant to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

 (Print or type assignee’s name, address and Zip code)

and irrevocably appoint ______________ agent to transfer this Warrant on the books of the Company.  The agent may substitute another to act for him or her.

Date:  _____________________

Your Signature:	_______________________________________

(Sign exactly as your name appears on the face of this Warrant)

Signature Guarantee: